UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:        December 8, 2009

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 8, 2009, the Company’s Board of Directors elected Robert Stricker to hold office as Director, until the next Annual Meeting of Shareholders, bringing the number of board members to ten. There are no special arrangements or understandings between Mr. Stricker and any other persons under which he was selected to serve as a Director. Mr. Stricker was appointed to serve on the Board’s Audit Committee and Investment and Finance Committee.

Mr. Stricker, 62, retired from Shenkman Capital Management, Inc. in March 2009 as Senior Vice President and Principal. Prior to joining Shenkman, he served as Managing Director, Head of U.S. Fixed Income, Citigroup Asset Management at Citigroup, Inc. from 1994 to 2001. Mr. Stricker has over 35 years of experience in the financial services industry. He currently serves on the OPEB Trust Board of the town of Greenwich, Connecticut and the Jewish Community Endowment Foundation Investment Committee in Stamford, Connecticut. Mr. Stricker holds the Chartered Financial Analyst designation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
	Name:	Bret A. Conklin
	Title:	Senior Vice President & Controller (Principal Accounting Officer)

Date: December 11, 2009